UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Viragen, Inc.

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VIRAGEN

865 S.W. 78th Avenue, Suite 100

Plantation, Florida 33324

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on February 17, 2005

To the Stockholders of Viragen, Inc.

PLEASE TAKE NOTICE that Viragen, Inc., a Delaware corporation, will hold its 2004 annual meeting of stockholders at the Sheraton Suites Plantation located at 311 North University Drive, Plantation, Florida, on Thursday, February 17, 2005 at 3:00 P.M., local time, or at any and all adjournments for the following purposes:

1.	To elect three directors to the board of directors, who will be classified as class A directors, to serve for a three-year term and until their successors have been elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP, as our independent registered public accounting firm; and

3.	To transact other business that may properly come before the meeting or any adjournment.

A copy of our proxy statement, which is being first mailed to stockholders on or about January 14, 2005, is attached.

The board of directors has fixed the close of business on December 31, 2004, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. Viragen’s financial statements for the fiscal year ended June 30, 2004 are contained in the accompanying annual report on Form 10-K. The annual report does not form any part of the material for the solicitation of proxies. If you do not expect to be present at the meeting, you are urged to complete, date, sign and return the enclosed proxy. No postage is required if the enclosed envelope is used and mailed in the United States. You may also vote electronically via the internet or by telephone.

By Order of the Board of Directors,

/s/ DENNIS W. HEALEY
Dennis W. Healey, Secretary

Plantation, Florida

January 4, 2005

This is an important meeting, and you are cordially invited to attend the meeting in person. If you are unable to attend in person, please execute and return the enclosed proxy card, or vote electronically via the internet or by telephone at your earliest convenience. Promptness in returning the executed proxy card will be appreciated. If you vote by proxy, you may nevertheless attend the meeting, revoke your proxy and vote your shares in person.

VIRAGEN

865 S.W. 78th Avenue, Suite 100

Plantation, Florida 33324

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is being furnished to you by the board of directors of Viragen, Inc., a Delaware corporation, in connection with a solicitation of proxies for use at our 2004 annual meeting of stockholders. We will hold our annual meeting at the Sheraton Suites Plantation located at 311 North University Drive, Plantation, Florida, on Thursday, February 17, 2005 at 3:00 P.M., local time, or at any and all adjournments. Viragen will bear the cost of this solicitation. Viragen’s annual report on Form 10-K for the fiscal year ended June 30, 2004 is being mailed together with this proxy statement and proxy card. The first date of mailing of this proxy statement to stockholders is approximately January 14, 2004.

OUTSTANDING STOCK AND VOTING RIGHTS

Record Date

The board of directors has fixed the close of business on December 31, 2004 as the record date for determining those stockholders entitled to notice of, and to vote at, the annual meeting. Only stockholders of record on that date will be entitled to vote at the annual meeting.

Shares Outstanding

As of the December 31, 2004 record date, 36,568,385 shares of our common stock, $.01 par value per share, were outstanding. Each share of common stock outstanding entitles the holder to one vote on each proposal submitted to stockholders for consideration at the annual meeting.

Revocation of Proxies

If you submit your proxy card, you have the power to revoke it by notice of revocation directed to the proxy holder at any time before it is voted. Unless you withhold authority in writing, proxies that are properly executed, will be voted “FOR” each of the proposals. Even if you submit a proxy card, you may nevertheless attend the meeting, revoke your proxy and vote in person.

Quorum

A quorum is the minimum number of shares that must be present at the annual meeting, in person or represented by proxy, in order to conduct the business of the meeting. The quorum necessary to conduct business at the annual meeting of stockholders is a majority of the shares of common stock outstanding (18,284,193 shares) as of the record date. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum at the annual meeting.

Vote Required for Approval

At the annual meeting, directors will be elected by a plurality of votes cast. Only votes cast “FOR” or “AGAINST” will affect the outcome of this proposal. Therefore, the three directors who receive the greatest number of votes cast “FOR” the election of directors will be elected to serve as directors.

Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the shares of our common stock present at the annual meeting in person or by proxy, and entitled to vote on the matter.

Abstentions

Abstentions are considered shares present at the annual meeting in person or by proxy, and will be counted for purposes of determining whether a quorum is present. Abstentions will have no effect on the election of directors, but will have the effect of a vote “AGAINST” ratification of our independent registered public accountants.

Broker Non-Votes

Broker non-votes refer to Viragen shares held in street name by a brokerage firm or nominee (such as Cede & Co.) under circumstances where the beneficial owner has not instructed the broker or nominee as to how the shares should be voted. Broker non-votes are considered present by proxy for purposes of determining whether a quorum is present at the meeting. If your shares are held in street name, the broker or nominee in whose name your shares are held is permitted to vote your shares on the matters to be voted upon at the annual meeting, even if you have not provided specific direction on how your shares should be voted.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table shows certain information known to us regarding Viragen’s common stock beneficially owned at December 31, 2004, by:

•	each person who is known by us to own beneficially or exercise voting or dispositive control over 5% or more of Viragen’s common stock;

•	each of Viragen’s directors and director nominees;

•	each executive officer named in the Summary Compensation Table; and

•	all officers and directors as a group.

Under securities law, a person is considered a beneficial owner of any securities that the person owns or has the right to acquire beneficial ownership of within 60 days. We have been informed that, except as otherwise indicated, the persons identified in the table have sole voting and dispositive power with respect to their shares. This table is based upon 36,568,385 shares of common stock outstanding at December 31, 2004, and does not give effect to the issuance of up to 21,982,845 shares in the event outstanding options and warrants are exercised and convertible securities converted, except with respect to beneficial ownership of shares attributed to the named person.

	Number of Shares Beneficially Owned	Percent of Class	Common Shares Beneficially Owned
Name of Beneficial Owner			Currently	Acquirable Within 60 days
Charles A. Rice *	120,000	**	20,000	100,000
Douglas Lind	46,762	**	21,512	25,250
Per-Erik Persson	3,250	**	500	2,750
Randolph A. Pohlman	3,862	**	1,112	2,750
Robert C. Salisbury *	39,000	**	20,500	18,500
Charles J. Simons *	21,197	**	19,447	1,750
Carl N. Singer	482,935	1.3%	447,185	35,750
C. Richard Stafford	5,819	**	3,069	2,750
Dennis W. Healey	152,565	**	102,565	50,000
Melvin Rothberg	29,030	**	1,530	27,500
Nicholas M. Burke	22,500	**	—	22,500
Alexandra Global Master Fund Ltd.	3,232,192	8.1	—	3,232,192
Palisades Master Fund L.P	3,924,775	9.7	341,600	3,583,175
Satellite Strategic Finance Associates, LLC (1)	4,017,999	9.9	—	4,017,999
Officers and Directors as a group (11 persons)	926,920	2.5	637,420	289,500

*	Director nominee

**	Less than 1%

(1)	Does not include shares issuable upon conversion of notes and/or warrants if conversion or exercise would increase the holder’s beneficial ownership to more than 9.9%.

The beneficial ownership of Carl N. Singer includes 373,635 shares of common stock held by various limited partnerships for which Fundamental Management Corporation serves as the general partner. Mr. Singer is the chairperson of Fundamental Management Corporation. Mr. Salisbury is president and a director of Fundamental Management Corporation. Mr. Salisbury and Mr. Simons are investors in a fund managed by Fundamental Management Corporation.

DIRECTORS AND EXECUTIVE OFFICERS

The following table provides information concerning Viragen’s directors and officers:

Name	Age	Position with the Company	Served as Officer and/or Director Since	Class

Charles A. Rice	54	Chief Executive Officer President Director	2004 2004 2004	A

Carl N. Singer	88	Chairman of the Board	1997	C

Dennis W. Healey	56	Chief Financial Officer Treasurer Executive Vice President Secretary	1980 1980 1993 1994

Douglas Lind	44	Director	2002	B

Per-Erik Persson	67	Director	2003	C

Randolph A. Pohlman	59	Director	2003	B

Melvin Rothberg	57	Executive Vice President	1999

Robert C. Salisbury	61	Director	1998	A

Charles J. Simons	86	Director	1998	A

C. Richard Stafford	68	Director	2003	C

Nicholas M. Burke	33	Controller	2001

In March 2004, Charles A. Rice was appointed president and chief executive officer and director of Viragen. From January 2003 to September 2003, Mr. Rice served as group president of KV Pharmaceutical Company with responsibility for commercial activities. From August 1992 to November 2002, Mr. Rice served as president and chief executive officer of Dey, Inc., a division of Germany’s Merck KGaA, where he developed and implemented strategies to create a rapidly growing and profitable business. Mr. Rice has a degree in Biology from Georgia College and extensive business education and experience through training and coursework at a variety of domestic and international universities, in addition to continuous participation in industry organizations.

Carl N. Singer was elected a director in August 1997 and currently serves as chairman of the board of directors and chairman of the executive committee. Since 1981, Mr. Singer has served as chairman of Fundamental Management Corporation, a Florida-based institutional investment fund. During fiscal 2000, Active Investors Ltd. II, a fund managed by Fundamental Management Corporation, invested a total of $2,000,000 in Viragen, in two separate transactions, receiving an aggregate of 180,002 shares of common stock. Mr. Singer has also served as a director, president and CEO of Sealy, Inc., Scripto, Inc. and the BVD Company. Mr. Singer also serves as chairman of the board, chief executive officer, president and director of Viragen International, Inc.

Dennis W. Healey is a certified public accountant. He has served as chief financial officer and treasurer since 1980 and was elected to the board of directors in 1984. In May 1993, Mr. Healey became an executive vice president and he was appointed secretary in 1994. Mr. Healey is also an executive vice president, treasurer, secretary and a director of Viragen International, Inc. In December 2003, concurrent with the appointment of Dr. Pohlman to Viragen’s board of directors, Mr. Healey resigned from Viragen’s board of directors.

Douglas Lind served as our senior advisor for corporate strategy from June 2002 through June 2003. From June 2003 through November 2004, Dr. Lind served as a consultant to Viragen. Dr. Lind has been a director of Viragen since June 2002. Douglas Lind formerly served as Senior Biotechnology Analyst for the brokerage firms of Morgan Stanley from 1997 through 2002 and Paine Webber from 1995 to 1997. Previously, he was Managing Director and founder of Lind & Co., a Boston-based biotechnology investment research firm serving institutional clients, which he founded in 1991. He was a practicing physician in Brookline, Massachusetts and served as an attending physician at St. Elizabeth’s Hospital in Boston, a major teaching affiliate of Tufts University School of Medicine, where he completed his clinical residency in Internal Medicine. Dr. Lind has served on numerous national health policy bodies.

Per-Erik Persson was appointed to the board of directors in November 2003. Mr. Persson also serves on the compensation committee. Prior to his retirement in 1996, Mr. Persson had served since 1993 as Director of Seeds Division and Member of the Group Management of Sandoz AG and President and CEO of Sandoz Seeds Ltd., Switzerland. From 1975 through 1993, Mr. Persson served in several managerial positions with Hilleshog AG including Managing Director and CEO of Hilleshog AB and President Director General of Hilleshog NK, France. Mr. Persson also serves as a director of Viragen International.

Randolph A. Pohlman, Ph.D., was appointed to the board of directors in December 2003. Dr. Pohlman serves as chairman of the compensation committee and as a member of the audit and finance committee and nominating and governance committee. Since 1995, Dr. Pohlman has served as the Dean of the H. Wayne Huizenga School of Business and Entrepreneurship at Nova Southeastern University. Prior to his arrival at Nova Southeastern University, Dr. Pohlman served as a senior executive at Koch Industries, the second-largest privately held company in the United States, from 1990 to 1995. Prior to his tenure at Koch Industries, Dr. Pohlman was associated with Kansas State University (KSU), where for fourteen years, he served KSU in a variety of administrative and faculty positions, including holding the L.L. McAninch Chair of Entrepreneurship and Dean of the College of Business. Dr. Pohlman also served as a Visiting Research Scholar at the University of California, Los Angeles in 1983, and was a member of the Executive Education Advisory Board of the Wharton School of the University of Pennsylvania.

Melvin Rothberg joined Viragen in April 1998. In April 1999, Mr. Rothberg assumed the position of an executive vice president. Prior to joining Viragen, Mr. Rothberg served as a vice president of Althin Medical, Inc., a U.S. subsidiary of a Swedish medical company, from 1990 to 1998. Mr. Rothberg served as a director and manager of a number of divisions of C.D. Medical, a division of the Dow Chemical Company, from 1983 to 1990. Mr. Rothberg also serves as a director of Viragen International, Inc.

In March 2004, Robert C. Salisbury resigned as chief executive officer and president of Viragen, positions he had held since January 2003. Mr. Salisbury has been a director of Viragen since December 1998 and serves as chairman of the nominating and governance committee and as a member of the executive committee. From 1974 to 1995, Mr. Salisbury was employed by the Upjohn Company serving in several financial related positions. These positions included manager of cash management, internal control and corporate finance from 1975 to 1981. He also served as a vice president from 1985 to 1990, senior vice president from 1991 to 1994, and executive vice president for finance and chief financial officer from 1994 to 1995. Following the merger of Pharmacia and Upjohn, Inc. in 1995, Mr. Salisbury served as executive vice president and chief financial officer until 1998. Mr. Salisbury also serves as president and a director of Fundamental Management Corporation.

Charles J. Simons was elected to the board of directors in July 1998. He currently serves as chairman of the audit and finance committee and serves on the executive committee of the board of directors. In addition, he is an independent management and financial consultant. From 1940 to 1981, Mr. Simons was employed by Eastern Airlines, last serving as vice chairman, executive vice president and director. Mr. Simons is the vice-chairman of the board of G.W. Plastics, Inc., a plastic manufacturer. Mr. Simons is also a director of Diasa Inc., Excalibur Corporation and Renal Care Partners. In addition, Mr. Simons is an investor in Active Investors II, a fund managed by Fundamental Management Corporation.

C. Richard Stafford was appointed to the board of directors in June 2003. He currently serves as a member of the audit and finance committee and compensation committee. From 1977 to 2001, Mr. Stafford was vice president responsible for worldwide mergers and acquisitions for Carter-Wallace, Inc., a former New York Stock Exchange listed international pharmaceutical, diagnostics and toiletries company. From 1974 to 1977, Mr. Stafford was president of Caithness Corporation, an oil, gas and mineral exploration firm. From 1971 to 1974, he served as a vice president of corporate finance at the global investment banker, Bear Stearns. Mr. Stafford also served as director of corporate development of the Bristol-Myers Company from 1966 to 1971, and as an associate at Milbank, Tweed, Hadley & McCloy from 1960 to 1965. He is a cum laude graduate of Harvard College and a graduate of Harvard Law School.

Nicholas M. Burke is a certified public accountant and joined Viragen as our controller in October 2001. He was appointed as a vice president of Viragen in March 2004. Prior to joining Viragen, Mr. Burke served as corporate controller of SmartDisk Corporation, a Florida-based computer peripherals technology company, from 1999 to 2001. From 1994 until 1999, Mr. Burke was a senior member of the audit staff of Ernst & Young LLP, concentrating his practice in the computer technology and biotechnology industries.

There is no family relationship between any of the officers and directors.

During fiscal 2004, Viragen’s board of directors met on seven occasions.

Viragen has not adopted a formal policy on board members’ attendance at our annual meetings of stockholders, although all board members are encouraged to attend. All board members attended our 2003 annual meeting of stockholders.

Security Holder Communications with our Board of Directors

Viragen provides an informal process for security holders to send communications to our board of directors. Security holders who wish to contact the board of directors or any of its members may do so by writing to Viragen, Inc., 865 S.W. 78th Avenue, Suite 100, Plantation, Florida 33324. Correspondence directed to an individual board member is referred, unopened, to that member. Correspondence not directed to a particular board member is referred, unopened, to the Chairman of the Board.

Committees of the Board of Directors

Our board of directors has established an executive committee, an audit and finance committee, a compensation committee and a nominating and governance committee. The following table identifies the members of our board of directors who serve on each of those committees.

Name	Executive Committee	Audit and Finance Committee	Compensation Committee	Nominating and Governance Committee
Carl N. Singer	X*
Douglas Lind
Per-Erik Persson			X
Randolph A. Pohlman		X	X*	X
Robert C. Salisbury	X			X*
Charles J. Simons	X	X*		X
C. Richard Stafford		X	X

*	Chairperson

Executive Committee

The executive committee acts for the full board during intervals between board meetings, except on matters duly delegated to other committees of the board or which by law may not be delegated. All actions by the committee are reported at the next board of directors meeting. During fiscal 2004, the executive committee met on four occasions. A copy of the executive committee charter is attached to this proxy statement as Appendix C and is available on our website at www.viragen.com.

Audit and Finance Committee

The audit and finance committee was organized in February 1998, and operates under a written charter adopted by the board of directors in July 2000, which was amended in March 2004. A copy of the audit and finance committee charter is attached to this proxy statement as Appendix A and is available on our web site at www.viragen.com.

The role of the audit and finance committee is to assist the board in monitoring (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) the independent registered public accounting firm’s qualifications, independence and fees and (4) the performance of our independent registered public accounting firm.

Report of the Audit and Finance Committee

The audit and finance committee reviews our financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In this context, the committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the committee that Viragen’s consolidated financial statements for the fiscal year ended June 30, 2004 were prepared in accordance with accounting principles generally accepted in the United States, and the committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees). In addition, the committee has discussed with the independent registered public accounting firm, the independent registered public accounting firm’s independence from the company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

The committee discussed with our independent registered public accounting firm the overall scope and plans for their respective audit. The committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of Viragen’s internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors, and the board of directors has approved, that the audited consolidated financial statements be included in Viragen’s annual report on Form 10-K for the year ended June 30, 2004, for filing with the Securities and Exchange Commission. The committee and the board also have recommended, subject to shareholder approval, the selection of Ernst & Young, LLP, as our independent registered public accounting firm.

Charles J. Simons (Chairperson)

C. Richard Stafford

Randolph A. Pohlman

In connection with the December 2003 effective date of American Stock Exchange rules addressing the independence of audit committee members, Mr. Salisbury resigned from the audit and finance committee and was replaced in this position by Dr. Pohlman.

Each member of our audit and finance committee is independent within the meaning of Rule 10A-3 under the Securities Exchange Act of 1934 and Section 121A of the Rules of the American Stock Exchange.

During fiscal 2004, the audit and finance committee met on twelve occasions.

Audit Committee Financial Expert

Our board of directors has determined that our “audit committee financial expert” within the meaning of Item 401(h) of Regulation S-K is Charles J. Simons. In general, an “audit committee financial expert” is an individual member of the audit committee who (a) understands generally accepted accounting principles and financial statements, (b) is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves, (c) has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to the Company’s financial statements, (d) understands internal controls over financial reporting and (e) understands audit committee functions.

An “audit committee financial expert” may qualify as such through: education and experience as a principal financial officer, principal accounting officer, controller, public accountant, auditor or person serving similar functions; experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person serving similar functions; experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or, other relevant experience.

Compensation Committee

The compensation committee was organized in February 2001. Prior to the adoption of the compensation committee charter in December 2003, the committee operated without a written charter. Under its charter, the compensation committee is to consist of not less than two members. Each member of the compensation committee is independent within the meaning of Section 121A of the Rules of the American Stock Exchange.

The compensation committee is responsible for recommending to the entire board of directors (1) compensation payable to our executive officers and non-employee directors, (2) incentive and equity-based compensation plans, including stock option plans in which officers or employees are eligible to participate and (3) arrangements with executive officers and other key officers relating to their employment relationship with us.

During fiscal 2004, the compensation committee met on one occasion.

Nominating and Governance Committee

The nominating and governance committee was organized in November 2003. Under its charter, the nominating and governance committee is to consist of not less than two members. Each member of the nominating and governance committee is independent within the meaning of Section 121A of the Rules of the American Stock Exchange.

The nominating and governance committee was formed (1) to assist the board of directors by identifying individuals qualified to become board members, and to recommend for selection by the board of directors the director nominees to stand for election for the next annual meeting of the our shareholders; (2) to recommend to the board of directors nominees for each committee of the board of directors; (3) to oversee the evaluation of the board of directors and management, and (4) to develop and recommend to the board of directors a set of corporate governance guidelines and code of business conduct and ethics.

The nominating and governance committee is responsible for selecting those individuals to recommend to the entire board of directors for election to the board. The committee will consider candidates for directors proposed by security holders. The nominating and governance committee has no formal procedures for submitting candidates and, until otherwise determined, accepts written submissions that include the name, address and telephone number of the proposed nominee, along with a brief statement of the candidate’s qualifications to serve as a director. If the proposed nominee is not the security holder submitting the name of the candidate, a letter from the candidate agreeing to the submission of his or her name for consideration should be provided at the time of submission. If the committee believes it to be appropriate, committee members may meet with the proposed nominee before making a final determination whether to recommend the individual as a nominee to the entire board of directors to stand for election to the board.

The nominating and governance committee identifies director nominees through a combination of referrals, including by management, existing board members and security holders, and direct solicitations, where warranted. Once a candidate has been identified the nominating and governance committee reviews the individual’s experience and background, and may discuss the proposed nominee with the source of the recommendation.

Among the factors that the committee considers when evaluating proposed nominees are their experience in the biopharmaceutical industry, knowledge of and experience with regulatory processes, particularly those relating to the Food and Drug Administration and its international counterparts, and knowledge of and experience in business matters, finance, capital markets and mergers and acquisitions. The committee may request references and additional information from the candidate prior to reaching a conclusion. The committee is under no obligation to formally respond to recommendations, although as a matter of practice, every effort is made to do so.

The nominating and governance committee received no security holder recommendations for nomination to the board of directors in connection with the 2004 annual meeting of stockholders. There are three director nominees for the 2004 annual meeting of stockholders. Robert C. Salisbury and Charles J. Simons are incumbent directors standing for reelection. Charles A. Rice was appointed as a director in connection with his engagement as Viragen’s president and chief executive officer in March 2003.

During fiscal 2004, the nominating and governance committee met on one occasion.

Audit and Finance Committee and Compensation Committee Interlocks and Insider Participation in Compensation Decisions

Each member of the audit and finance committee, the compensation committee and the nominating and governance committee is independent within the meaning of Rule 121A of the American Stock Exchange. We are not aware of any interlocks between any member of the compensation committee and any other person associated with that member. Under Rule 805 of the American Stock Exchange, our chief executive officer may not be present during deliberations or voting by the compensation committee on his compensation.

Director Compensation

In March 2004, the board of directors approved and implemented the following modified structure for director compensation:

•	Attendance fee per meeting of the board of directors: $1,500

•	Audit and finance committee:

•	Chairperson annual retainer - $10,000

•	Committee member annual retainer - $5,000

•	Attendance fee per meeting - $750

•	Executive committee, nominating and governance committee and compensation committees:

•	Chairperson of the nominating and governance committee and compensation committee annual retainer - $5,000

•	Committee member annual retainer - $2,500

•	Attendance fee per meeting - $750

Commencing in March 2000, Mr. Singer is receiving $100,000 per year for his services as a director and now chairperson of the board of directors and chairperson of the executive committee. He receives no other director fees. Dr. Lind does not receive compensation for his attendance at meetings of the board of directors. All attendance fees are reduced by one-half for telephonic attendance.

The Company’s amended and restated bylaws prohibit personal loans to any director or officer, for any reason.

Limitation on Director’s Services on Other Boards

Section 3.3 of Viragen’s amended and restated bylaws provides that directors may sit on a maximum of five boards in addition to that of Viragen. The chief executive officer may sit on a maximum of two additional boards. This limitation does not apply to board participation in recognized charitable organizations.

Code of Ethics

We have adopted a Code of Ethics for Senior Finance Personnel (“Code of Ethics”) that applies to our chief executive officer, chief financial officer, controller, and persons performing similar functions. We have also adopted a Business Ethics and Conflict of Interest Statement (“Business Ethics and Conflict of Interest Statement”) that applies to directors, executive officers and employees of Viragen and its subsidiaries. The Code of Ethics and Business Ethics and Conflict of Interest Statement are available on our web site, free of charge, at www.viragen.com under the “Corporate Governance” section. Any amendments to, or waivers of, the Code of Ethics will be disclosed on our website or on Form 8-K promptly following the date of such amendment or waiver.

EXECUTIVE COMPENSATION AND EMPLOYMENT AGREEMENTS

The following table includes information concerning the compensation and employment agreements of the chief executive officer of Viragen and the four other most highly compensated executive officers as of June 30, 2004.

Summary Compensation Table

Long Term Compensation
								Awards			Payouts
		Annual Compensation						Restricted Stock Awards ($)		Securities Underlying Options/ SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)		Other Annual Compensation ($)
Charles A. Rice CEO, President and Director	2004 2003 2002		$75,000 — —	$	— — —	$	— — —	$	— — —	150,000 — —	$ — — —	$	— — —

Robert C. Salisbury Former CEO and President	2004 2003 2002	$	— — —		— — —		— — —		— — —	— 35,000 —	— — —		— — —

Carl N. Singer Chairman of the Board, CEO and President of Viragen International	2004 2003 2002	$	— — —		— — —		— — —		— — —	500 500 500	— — —		$100,000 100,000 100,000

Dennis W. Healey Exec. V.P., Treasurer and CFO	2004 2003 2002		$200,000 252,000 252,000		— — —		— — —		— — —	— — 35,000	— — —		— — —

Melvin Rothberg Executive V.P.	2004 2003 2002		$181,500 181,500 175,373		— — —		— — —		— — —	— — 5,000	— — —		— — —

Nicholas M. Burke V.P. and Controller	2004 2003 2002		$120,000 122,462 77,692		— — —		— — —		— — —	20,000 10,000 2,500	— — —		— — —

Employment Agreements

The compensation committee evaluates and establishes the compensation packages for all of Viragen’s executive officers. Executive officers are evaluated routinely based on the effectiveness of their efforts in their respective areas of responsibility as well as their contribution to achieving our overall goals. The compensation committee has structured compensation packages so that base salaries are conservative by pharmaceutical industry standards. The emphasis is on compensation through the issuance of stock options. As a consequence, executive officers may maximize their total compensation through the attainment of corporate goals as reflected in appreciated stock values.

In March 2004, Charles A. Rice was appointed president and chief executive officer. Mr. Rice entered into a three year employment agreement with Viragen. Following the initial three-year term, the agreement is automatically extended for an additional year on each anniversary unless either party provides at least ninety days notice of their intent not to extend. The agreement provides for a base salary of $300,000 per year and an incentive bonus of up to an additional $112,500 for calendar 2004. The incentive bonus is based upon performance and achievement of agreed standards. Commencing in calendar 2005, the board of directors shall recommend an annual incentive bonus which will not be less than $75,000. Mr. Rice also was granted options to purchase 150,000 shares of our common stock, exercisable at $2.10 per share for a five year period from their vest date. These options vest as follows:

•	50,000 upon the effective date of the employment agreement;

•	50,000 upon the first anniversary of the effective date;

•	25,000 when, and if, the volume weighted average price of our common stock equals or exceeds $5.00 per share for thirty consecutive trading days;

•	25,000 when, and if, the volume weighted average price of our common stock equals or exceeds $10.00 per share for thirty consecutive trading days;

•	or with regard to the 50,000 price based vesting, in their entirety upon the tenth anniversary of the effective date.

In March 2004, Robert C. Salisbury resigned his positions as chief executive officer and president of Viragen. He held those positions, without compensation, since January 31, 2003. On February 7, 2003, Mr. Salisbury was granted options to purchase 35,000 shares of our common stock at $1.10 per share. The options vested one-half upon the grant date and one-half upon the first anniversary of the grant date and are exercisable for five years from the applicable vesting dates. In January 2004, Mr. Salisbury exercised half of these options to purchase 17,500 shares of our common stock at $1.10 per share, through the payment of $19,250 in cash. Mr. Salisbury has been a director of Viragen since December 1998.

On March 1, 1999, Dennis W. Healey entered into an employment agreement with Viragen having an initial term of two years, and providing for automatic one-year renewal terms unless either party provides at least ninety days notice of their intent not to renew. Under this agreement, as amended from time to time, Mr. Healey receives an annual salary of $200,000. He also received options to purchase 15,000 shares of Viragen common stock at $13.50 per share. The options vested one-half on the date of grant and one-half on the first year anniversary. The options are exercisable over five years from the applicable vesting dates. Mr. Healey’s employment agreement contains a provision that in the event Viragen were to spin-off or split-off any present or future subsidiaries, he would be entitled to receive a certain number of options in the spun-off company. The number of options he would receive would be based on a formula reflecting his then current option position relative to the fully diluted common stock of Viragen then outstanding. The pricing of the new options would be based on the relationship of the exercise price of his existing options with the fair market value of Viragen’s stock at the date of the transaction.

On July 1, 2004, upon expiration of a renewal term under his July 2001 employment agreement, Mr. Rothberg entered into a new two-year employment agreement with Viragen. The agreement is automatically extended for additional one-year periods, unless either party provides at least ninety days notice of their intent not to renew. The agreement provides for a base annual salary of $190,000. In addition, each year of the agreement, Mr. Rothberg is eligible to receive a performance-based bonus of up to 50% of his base salary. This bonus is payable upon the achievement of mutually agreed upon performance objectives established each year.

In October 2001, Mr. Burke joined Viragen as its controller and entered into a two year employment agreement. The agreement is automatically extended for one-year periods, unless either party provides at least 90 days notice of their intent not to extend. The agreement provided for a salary of $110,000 per year. In addition, Mr. Burke received options to purchase 2,500 shares of Viragen common stock and 25,000 shares of Viragen International at $12.40 and $0.70 per share, respectively. These options vested one-half upon the effective date of the employment agreement and one-half on the first anniversary of the effective date. In January 2002, his employment agreement was modified, increasing his salary to $120,000 per year.

In March 2004, Mr. Burke was appointed as vice president of Viragen. Effective July 1, 2004, his employment agreement was modified providing for an annual salary of $145,000. He also received options to purchase 20,000 shares of Viragen common stock at $1.57 per share. The options vest one-half on the date of grant and one-half on the first year anniversary. These options are exercisable for five years from the applicable vesting dates.

Option/SAR Grants in Last Fiscal Year

The following table includes information as to the grant of options to purchase shares of Viragen common stock during the fiscal year ended June 30, 2004 to each person named in the Summary Compensation Table.

Name	Individual Grants				Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options/SARs Granted (#)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date
					5%	10%
Charles A. Rice	50,000	24.9%	$2.10	3/28/09	$30,000	$65,000
Charles A. Rice	50,000	24.9%	2.10	3/28/10	35,000	80,000
Charles A. Rice	50,000	24.9%	2.10	3/28/14	65,000	165,000
Robert C. Salisbury	—	—	—	—	—	—
Carl N. Singer	250	0.01%	2.40	3/12/09	350	750
Carl N. Singer	250	0.01%	2.40	3/12/09	400	950
Dennis W. Healey	—	—	—	—	—	—
Melvin Rothberg	—	—	—	—	—	—
Nicholas M. Burke	10,000	5.0%	1.57	6/21/09	4,300	9,600
Nicholas M. Burke	10,000	5.0%	1.57	6/21/10	5,300	12,100

Option Exercises and Holdings

The following table includes information as to the exercise of options to purchase shares of common stock during the fiscal year ended June 30, 2004 by each person named in the Summary Compensation Table and the unexercised options held as of the end of the 2004 fiscal year.

Aggregated Option/SAR Exercises in Last Fiscal Year

and Fiscal Year End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY End (#)		Value of Unexercised In- The-Money Options at FY End ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Charles A. Rice	—	$—	50,000	100,000	$—	$—
Robert C. Salisbury	17,500	24,500	18,500	—	5,250	—
Carl N. Singer	500	800	35,750	250	—	—
Dennis W. Healey	—	—	50,000	—	—	—
Melvin Rothberg	—	—	27,500	—	—	—
Nicholas M. Burke	—	—	22,500	10,000	—	—

Note: The value realized was based upon the difference between the market price of our common stock and the exercise price of the stock options on the date of exercise. The value of unexercised options is based upon the difference between the closing price of our common stock on June 30, 2004 of $1.40 and the exercise price of the stock options.

EQUITY COMPENSATION PLAN INFORMATION

The following table reflects certain information about our common stock that may be issued upon the exercise of options, warrants and rights under our existing equity compensation plans as of June 30, 2004.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted-average exercise price of outstanding options, warrants, and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	386,700	$6.71	95,160
Equity compensation plans not approved by security holders (*)	207,975	21.38	—

Total	594,675		95,160

(*)	Consisting of securities issued in connection with research, supply and consulting agreements.

1997 Amended Stock Option Plan and 1995 Amended Stock Option Plan

On May 15, 1995 the board of directors adopted, subject to approval by the stockholders, a stock option plan, called the 1995 Stock Option Plan. The board of directors reserved 400,000 shares of common stock under the 1995 Stock Option Plan. On September 22, 1995, the board of directors amended the 1995 Stock Option Plan to define certain terms and clarify the minimum exercise price of non-qualified options. The minimum exercise price of non-qualified options cannot be less than 55% of the fair market value. Viragen stockholders ratified the 1995 Stock Option Plan at the annual meeting held on December 15, 1995.

On January 27, 1997 the board of directors adopted, subject to approval by the stockholders, a stock option plan called the 1997 Stock Option Plan. The 1997 stock option plan contains terms and provisions similar to the 1995 Stock Option Plan. Viragen stockholders ratified the 1997 Stock Option Plan at the annual meeting held on February 28, 1997. On April 24, 1998 the board of directors adopted, subject to ratification by the stockholders, an amendment to the 1997 Stock Option Plan. This amendment reserved an additional 100,000 shares of common stock for issuance under that plan. This amendment brought the total shares reserved under the 1997 Stock Option Plan to 400,000 shares. On July 31, 1998, the stockholders ratified this amendment to the 1997 Stock Option Plan.

The compensation committee of the board of directors and the board of directors currently administer the plans. Administration of the plans includes determining:

•	the persons who will be granted plan options,

•	the type of plan options to be granted,

•	the number of shares subject to each plan options, and

•	the exercise price of plan options.

Options granted under either the 1995 or the 1997 stock option plans may qualify as incentive stock options, under Section 422 of the Internal Revenue Code of 1986, as amended. In addition, the plans also include a reload option provision. This provision permits an eligible person to pay the exercise price of the plan option with shares of common stock owned by the eligible person. The person then receives a new plan option to purchase shares of common stock equal in number to the tendered shares. Any incentive option, which is granted under a plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares, on the date of such grant. The exercise price of any incentive option granted to an eligible employee owning more than 10% of our common stock must be at least 110% of the fair market value, as determined on the date of the grant. The board of directors, the audit and finance committee or the compensation committee determine the term of each plan option and the manner in which it may be exercised. No plan option may be exercisable more than 10 years after the date of its grant. In the case of an incentive option granted to an eligible employee owning more than 10% of Viragen’s common stock, no plan option may be exercisable more than five years after the date of the grant.

Officers, directors, key employees and consultants of Viragen and its subsidiaries are eligible to receive non-qualified options under the stock option plans. Only officers, directors and employees who are employed by Viragen or by any of its subsidiaries are eligible to receive incentive options.

Incentive options are non-assignable and nontransferable, except by will or by the laws of descent and distribution during the lifetime of the optionee. Only the optionee may exercise incentive options. Under an amendment to the 1997 stock option plan, non-qualified options may be transferable under limited circumstances for estate planning, if authorized by the board of directors or the compensation committee. If an optionee’s employment is terminated for any reason, other than his death or disability, or if an optionee is not an employee but is a member of Viragen’s board of directors and his service as a director is terminated for any reason, other then death or disability, the plan option granted to him will lapse to the extent unexercised on the earlier of the expiration date or 90 days following the date of termination. If the optionee dies during the term of his employment, the plan option granted to him will lapse to the extent unexercised on the earlier of the expiration date of the plan option or the date one year following the date of the optionee’s death. If the optionee is permanently and totally disabled, the plan option granted to him lapses to the extent unexercised on the earlier of the expiration date of the option or one year following the date of the disability.

The board of directors may amend, suspend or terminate the stock option plans at any time. However, no amendment can be made which changes the minimum purchase price, except in the event of adjustments due to changes in Viragen’s capitalization. Unless the plans have been suspended or terminated by the board of directors, the 1995 Stock Option Plan will terminate on May 15, 2005, and the 1997 Stock Option Plan will terminate on January 27, 2007. The termination of either plan will not affect the validity of any plan options previously granted.

As of June 30, 2004 there were approximately 12,900 and 82,260 options available to be awarded under the 1995 and 1997 stock option plans, respectively. As of December 31, 2004, there were approximately 12,900 and 95,660 options available to be awarded under the 1995 and 1997 stock option plans, respectively.

Other Option Grants

On March 14, 2004, Viragen granted each existing non-employee director 500 options to purchase shares of Viragen common stock. These grants represented the customary annual grant to existing non-employee directors of Viragen. The options vest one-half on the date of grant and one-half on the first year anniversary. The options are exercisable over five years from the vest dates, at a price of $2.40 per share.

In November and December 2003, Viragen granted 2,500 options to purchase shares of Viragen common stock to Per-Erik Persson and Randolph A. Pohlman, respectively. These options are exercisable at prices ranging from $2.50 to $2.60 per share. These grants represent Viragen’s normal initial grant to non-employee directors upon being appointed to the board of directors. These options vest one-half on the date of grant and one-half on the first year anniversary and are exercisable over five years from the vest dates.

PERFORMANCE GRAPH – STOCKHOLDER RETURN

ON COMMON STOCK

The following graph compares the percentage change in the cumulative total stockholder return on the Company’s common stock during the period from June 30, 1999 through June 30, 2004 with the cumulative total return on the AMEX Composite Index and the NASDAQ Biotechnology Index.

Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent (10%) of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of their ownership and reports of changes in their ownership of common stock and other equity securities of Viragen. Officers, directors and greater than ten percent (10%) stockholders are required by regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of these reports furnished to us and written representations that no other reports were required, during the fiscal year ended June 30, 2004, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent (10%) beneficial owners were completed and timely filed.

Certain Relationships and Related Transactions

Carl N. Singer, Viragen’s chairman of the board, also serves as president and chief executive officer of Viragen International, Inc. Dennis W. Healey, executive vice president and chief financial officer of Viragen, serves in the same capacities for Viragen International. Mr. Healey also serves as a director of Viragen International.

In May 2004, Viragen USA, Inc., our majority owned subsidiary, repurchased the shares of its outstanding common stock not held by Viragen. These shares were independently valued at $0.22 per share, resulting in a total cost of $70,400. Viragen USA, Inc. is now wholly owned by Viragen. The shares were held by an officer, two former officers and a former director as follow: Dennis W. Healey (100,000); Gerald Smith (100,000); Charles Fistel (100,000) and Peter Fischbein (20,000).

In January 2003, Gerald Smith resigned his positions as chairman, president and chief executive officer of Viragen and Viragen International. Upon his resignation, Mr. Smith received a one-time payment of $170,000. Mr. Smith also entered into a one-year consulting agreement related to our avian transgenics program. Under this agreement, which expired on January 31, 2004, we paid annual compensation of $155,000, plus health insurance and automobile related expenses aggregating $32,600. In October 2003, Mr. Smith resigned as a director of Viragen and Viragen International.

In June 2003, we entered into a consulting agreement with Dr. Douglas Lind, a director of Viragen, upon the expiration of his employment agreement. This agreement provided for annual compensation of $60,000. The agreement did not contain a fixed term. However, either Viragen or Dr. Lind had the option to terminate the agreement for any reason upon 90 days written notice. Under the agreement, Dr. Lind was engaged to consult with management on a variety of scientific and biopharmaceutical market issues. The consulting agreement also provided for additional non-equity compensation for Dr. Lind’s assistance in the facilitation of potential financing transactions, corporate collaborations or partnerships and merger and acquisition activity. No fees were paid under this provision. For his consulting services, we issued Dr. Lind 25,000 common stock purchase warrants exercisable at $2.60 per share for a period of five years. We recognized non-cash compensation expense of $52,000 in connection with the grant of these warrants. Concurrent with his entering into the consulting agreement and the issuance of the related common stock purchase warrants, Dr. Lind surrendered 27,500 common stock purchase options granted during the term of his expired employment agreement. In August 2004, the consulting agreement was terminated pursuant to the agreement’s 90-day notice provision.

From February 2003 through June 2003, Dennis W. Healey, chief financial officer, Melvin Rothberg, executive vice president, and Dr. Lind consented to modify their employment agreements so as to receive 20% of their compensation in the form of restricted shares of common stock, valued at market on each pay date. In March 2003, Mr. Healey consented to increase the amount of his compensation paid in restricted common stock shares to 75%. These agreement modifications ran through June 30, 2003. As of June 30, 2003, we had issued 61,065 shares to Mr. Healey, 14,070 shares to Mr. Rothberg and 18,512 shares to Dr. Lind based upon these agreement modifications.

During October 1998, Peter Fischbein, a former director, exercised options to purchase 20,000 shares of Viragen common stock at $5.00 per share. These options were exercised through the payment of $2,000 cash and the issuance of a promissory note payable to Viragen totaling $98,000, and related pledge and escrow agreements. This promissory note accrued interest at 5.06%, payable semi-annually, and was secured by the underlying common stock purchased. During February 2000, Mr. Fischbein exercised options to purchase an additional 2,500 shares of Viragen common stock at $5.00 per share through the issuance of another promissory note payable to Viragen totaling $12,500, and related pledge and escrow agreements. This promissory note accrued interest at 6.46%, payable semi-annually. The purchased shares are being held in escrow, pending payment of the related notes pursuant to the provisions of the pledge and escrow agreements. On December 31, 2003, we reserved the uncollaterized portion of these notes totaling approximately $64,000, based on the closing price of our stock on that date. In January 2004, Mr. Fischbein consolidated his October 1998 and February 2000 notes by issuing a two-year promissory note payable to Viragen totaling approximately $114,000. This promissory note bears interest at 3.5%, payable semi-annually, and is secured by the underlying common stock purchased. As of June 30, 2004 the uncollaterized portion of this note has been reserved.

During May 1999, Charles F. Fistel, a former officer, exercised options totaling 41,000 shares. These options were all exercised through the issuance of promissory notes payable to Viragen totaling $145,000, and related pledge and escrow agreements. The promissory notes bear interest at 5.15%, payable semi-annually, and were secured by the underlying common stock purchased. The purchased shares were held in escrow, pending payment of the related notes pursuant to the provisions of the pledge and escrow agreements. Mr. Fistel paid $30,000 of the principal on his promissory notes, plus related interest, during March 2000. A pro-rata number of escrowed common shares were released to Mr. Fistel upon receipt of his payment. On June 30, 2003, we reserved the uncollaterized portion of these notes totaling approximately $47,000, based on the closing price of our stock on that date. In February 2004, following default on these promissory notes, we reclaimed the 31,000 shares of common stock held in escrow. These shares of common stock were valued at $2.60 per share, the then market price. This resulted in a $80,600 reduction of the outstanding principal on the notes. In May 2004, Mr. Fistel’s outstanding principal was further reduced by $22,000 as a result of his surrendering to Viragen 100,000 shares of Viragen USA valued at $0.22 per share.

See “Directors and Executive Officers” elsewhere in this proxy statement for a description of compensatory transactions with Viragen’s officers and/or directors.

PROPOSAL ONE:

ELECTION OF DIRECTORS

On February 28, 1997, we amended our certificate of incorporation and established a classified board of directors commencing with the 1997 annual meeting. Following that meeting, we divided directors into three subclasses consisting of class A, class B and class C. The initial term of the class A directors expired after the 1998 annual meeting of stockholders, the term of the class B directors initially expired after the 1999 annual meeting; and the term of the class C directors initially expired after the 2000 annual meeting.

Each director holds office for a three-year term expiring at the annual meeting of stockholders held three years following the annual meeting at which he or she was elected. At each annual meeting of stockholders, directors of the respective class whose term has expired will stand for election. At the 2004 annual meeting, stockholders will be asked to elect three class A directors, to hold office until their successors are elected at the 2007 annual meeting of stockholders.

The following table sets forth the names of the three class A director nominees, their current positions with Viragen, the year, if applicable, in which they became directors and other related information. Executive officers are appointed annually and, except to the extent governed by employment contracts, serve at the discretion of the board of directors.

Nominees For Election

Name	Age	Position with the Company	Served as Officer and/or Director Since	Class
Charles A. Rice	54	Chief Executive Officer, President and Director	2004	A
Robert C. Salisbury	61	Director	1998	A
Charles J. Simons	86	Director	1998	A

The board of directors recommends that stockholders vote “For” the election of the nominees for the class A directors. Directors are elected by a plurality of votes cast at the annual meeting in person or by proxy.

PROPOSAL TWO:

RATIFICATION OF APPOINTMENT OF VIRAGEN’S INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2005, will be submitted for ratification by the stockholders.

Services and Fees of Ernst & Young

The following table presents fees for professional services rendered by Ernst & Young LLP for the audit of our annual financial statements for the years ended June 30, 2004 and June 30, 2003, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	June 30,
	2004	2003
Audit Fees	$296,000	$238,000
Audit Related Fees	—	1,000
Tax Fees	42,000	35,000
All Other Fees	—	—

Total	$338,000	$274,000

Audit Fees includes the audit of our annual financial statements included in our Annual Report on Form 10-K, review of interim financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit of the annual financial statements or the review of interim financial statements.

Audit related fees consist of services provided by Ernst & Young LLP that are reasonably related to the performance of the audit or review of our financial statements and not included under audit fees.

Tax Fees consist of the aggregate fees billed for professional services rendered by Ernst & Young LLP for tax compliance, tax advice and tax planning.

Pre-Approval Policy

In April 2004, the board of directors implemented an Audit and Non-Audit Services Pre-Approval Policy. This policy conforms to guidelines established under the Sarbanes-Oxley Act of 2002 and is administered by the audit and finance committee and the board of directors. The policy provides that the audit and finance committee is required to pre-approve the audit and non-audit services performed by our independent registered public accounting firm in order to assure that they do not impair their independence. Our policy provides for both general pre-approval and specific pre-approval guidelines. The policy states that unless a type of service has received general pre-approval, it will require specific pre-approval by the audit and finance committee if it is to be provided by our independent registered public accounting firm.

Our Audit and Finance Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Ernst & Young LLP, and has concluded that the provision of such services is compatible with maintaining the independence of our independent registered public accounting firm.

Although the board of directors is submitting the appointment of Ernst & Young LLP for stockholder approval, it reserves the right to change the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm, at any time during the fiscal year, if it deems such change to be in Viragen’s best interest, even after stockholder approval. Representatives of Ernst & Young LLP are expected to be present at the annual meeting.

The board of directors recommends that the stockholders vote “For” the ratification of Ernst & Young LLP as Viragen’s independent registered public accounting firm for the fiscal year ending June 30, 2005. Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the shares of Viragen’s common stock present at the annual meeting in person or by proxy and entitled to vote on the matter.

INTEREST OF CERTAIN PERSONS IN

OPPOSITION TO MATTERS TO BE ACTED UPON

Management is not aware of any substantial interest, direct or indirect, by securities holdings or otherwise of any officer, director, or associate of the foregoing persons in any matter to be acted on, as described herein, other than elections to the board.

OTHER MATTERS

Management is not aware of any other business which may come before the meeting. However, if additional matters properly come before the meeting, proxies will be voted at the discretion of the proxy holders.

STOCKHOLDER PROPOSALS

Stockholder Proposals under Rule 14a-8

Rule 14a-8 under the Securities Exchange Act of 1934 provides a means by which stockholder proposals may be included in the proxy statement for our 2005 annual meeting of stockholders. Stockholder proposals under Rule 14a-8 intended to be included in our proxy statement for the 2005 annual meeting of stockholders must be received by us, in writing, at our principal executive offices, not later than September 5, 2005, or if the date of the 2005 annual meeting of stockholders differs by more than 30 days from the date of the 2004 annual meeting, then a reasonable time before we print and mail the proxy materials for the 2005 annual meeting. We are not required to include in our proxy statement any stockholder proposal not timely received by us, or that is not otherwise in compliance with our by-laws and Rule 14a-8.

Other Stockholder Proposals

Stockholders may also submit proposals for consideration at our 2005 annual meeting of stockholders that are not covered by Rule 14a-8, and are not to be included in our 2005 proxy statement. In order to do so, we must receive the stockholder proposal not more than 120 nor less than 90 days prior to the anniversary of the date the proxy statement for the 2004 annual meeting was first mailed to stockholders, unless the date of the 2005 annual meeting of stockholders differs by more than 30 days from the date of the 2004 annual meeting, in which event the proposal must be received by us prior to the close of business on the later of the 10th day following the day we publicly announce the date of the 2005 annual meeting or the 90th day before the 2005 annual meeting (the “Notice Period”). We may elect to provide a description of the proposal in our 2005 proxy statement, as well as our response to, and a recommendation to vote for or against, the stockholder proposal. A stockholder proposal may not exceed 500 words, must relate to a single matter, must state in reasonable detail the nature of the proposal and the grounds upon which the proposal is believed to be in Viragen’s best interests, and must be sent to Viragen’s Secretary, 865 S.W. 78th Avenue, Suite 100, Plantation, Florida 33324 and must comply with the requirements of Viragen’s by-laws.

Viragen’s proxy for the 2005 annual meeting of stockholders will have discretionary authority to vote on (a) any stockholder proposal as to which Viragen did not receive notice at least 45 days prior to the anniversary of the date the proxy statement for the 2004 annual meeting of stockholders was first mailed to stockholders, or if the date of the 2005 annual meeting of stockholders differs by more than 30 days from the date of the 2004 annual meeting, then a reasonable time before we print and mail the proxy materials for the 2005 annual meeting, and (b) most stockholder proposals received by us during the period described in (a), if we disclose in our proxy statement the nature of the stockholder proposal and how our proxy intends to exercise his or her discretionary authority.

AVAILABILITY OF FORM 10-K ANNUAL REPORT

AND FORM 10-Q QUARTERLY REPORT

A copy of Viragen’s annual report on Form 10-K for the year ended June 30, 2004, exclusive of certain exhibits filed with the Securities and Exchange Commission, accompanies this proxy statement. These exhibits, as well as our interim quarterly reports on Form 10-Q, are available without charge to stockholders on our website at www.viragen.com, by calling our offices at (954) 233-8746 or upon request to Dennis W. Healey, Chief Financial Officer, 865 S.W. 78th Avenue, Suite 100, Plantation, Florida 33324.

Appendix A

Amended and Restated Charter of Viragen, Inc.’s

Audit and Finance Committee of the Board of Directors

Organization

This charter governs the operations of the Audit and Finance Committee (the Committee). The Committee shall review and reassess the charter at least annually and submit recommended changes for consideration by the board of directors. The Committee shall meet at least four times per year. The Committee shall be appointed by the board of directors and shall be comprised at least three directors, each of whom shall be (i) members of the board of directors and (ii) independent within the meaning of Section 10A-3 of the Securities Exchange Act of 1934 and the rules and regulations of any securities exchange on which the Company’s securities are listed. All committee members shall be financially literate and at least one member shall be a “financial expert” as defined by current SEC rules. The board of directors shall designate, subject to its right to replace, one member of the Committee to serve as its chairperson.

Statement of Policy

The Committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company’s financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company. The Committee has the authority engage outside advisers (e.g. independent counsel, or other experts) to assist it in fulfilling its responsibilities.

Responsibilities and Processes

The primary responsibility of the audit committee is to oversee the Company’s financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for reviewing the quarterly financial statements and auditing the annual financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

•	The Committee shall review and update the Committee’s charter annually and consider changes that are necessary as a result of new laws or regulations.

•	The Committee is responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and each such registered public accounting firm must report directly to the Committee.

•	The Committee shall have a clear understanding with management and the independent registered public accountants that the accountants are ultimately accountable to the board and the Committee. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend the replacement of the independent registered public accountants. The Committee shall discuss with the accounting firm their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Committee shall review and recommend to the board the selection of the Company’s independent registered public accountants, the engagement of whom shall be submitted for ratification by the Company’s stockholders.

•	The Committee is responsible for the approval of audit and non-audit services in accordance with the guidelines set forth by the Sarbanes-Oxley Act, the SEC and the American Stock Exchange. The Committee may pre-approve services at any time in advance of the activity without a limit on the number of non-audit services that can be pre-approved. The Committee may delegate pre-approval to one of its members. The member to whom such authority is delegated must report the decision at the next Committee meeting. The Committee’s approval of non-audit services must be disclosed in SEC periodic reports.

•	The Committee shall discuss with the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the Committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

•	The Committee is authorized to appoint a director of internal audit and review who shall report directly to the Committee.

•	The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company’s Quarterly Reports on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair of the Committee may represent the entire Committee for the purposes of this review.

•	The Committee shall review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

•	The Committee shall review policies and procedures covering officers’ expense accounts and prerequisites, including their use of corporate assets, and consider the results of any review of those areas by the internal auditor or the independent auditors.

•	The Committee shall review the annual departmental budget prepared by management and make recommendations as indicated to management and the board of directors.

•	The Committee shall review legal and regulatory matters that may have a material effect on the organization’s financial statements, compliance policies and programs and reports from regulators.

•	The Committee shall establish procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	The Committee shall establish a formal document retention policy for itself.

•	The Committee shall meet in private session at least annually to assess management’s effectiveness and to communicate the results of that assessment to senior management and the board.

•	The Committee shall perform a self-assessment of the Committee’s performance to identify areas for improvement.

Appendix B

Viragen, Inc.

BOARD OF DIRECTORS’ CHARTER AND

CORPORATE GOVERNANCE GUIDELINES

This Charter and Corporate Governance Guidelines (the “Charter”) have been adopted by the Viragen, Inc. (the “Company”) Board of Directors, acting on the recommendation of its Nominating and Governance Committee, to assist the Board and its committees in the exercise of their responsibilities. These principles and policies are in addition to and are not intended to change or interpret any federal or state law or regulation, including the Delaware General Corporation Law, or the Certificate of Incorporation or Bylaws of the Company. The Board of Directors will review this Charter at least annually and, if appropriate, revise this Charter from time to time.

I. OPERATION OF THE BOARD

1. Director Responsibilities

The basic responsibility of the Directors is to exercise their business judgment to act in what they reasonably believe to be in the best interests of the Company and its stockholders. In discharging that obligation, directors should be entitled to rely on the honesty and integrity of the Company’s senior executives and its outside advisors and independent registered public accountants.

In furtherance of its responsibilities, the Board of Directors will:

•	Review, evaluate and approve the overall corporate organizational structure, including, but not limited to, the assignment of senior management responsibilities and plans for senior management development and succession.

•	Review, evaluate and approve, on a regular basis, long-range plans for the Company.

•	Review, evaluate and approve the Company’s budget and forecasts.

•	Review, evaluate and approve major resource allocations and capital investments.

•	Review the financial and operating results of the Company.

•	Review, evaluate and approve compensation strategy as it relates to senior management of the Company, considering the recommendations of the Compensation Committee where appropriate.

•	Adopt, implement and monitor compliance with the Company’s Business Ethics, Conflict of Interest and Confidentiality Policy.

•	Review periodically the Company’s corporate objectives and policies relating to social responsibility.

2. Board and Committee Meetings

Regular Board meetings will be held approximately four times per year, and special meetings will be called as necessary. A schedule of locations of the regular meetings will be provided to the Directors well in advance. Directors are expected to attend Board meetings and meetings of the committees on which they serve. Directors should spend the time necessary and meet as frequently as necessary to properly discharge their responsibilities.

The independent Directors will meet in executive session following or in conjunction with each regular Board meeting. The Chairperson of the Nominating and Governance Committee will preside at such meetings (the “Presiding Director”), and his or her role as Presiding Director will be disclosed in the Company’s annual proxy statement. In the event the Presiding Director is unable to participate in an executive session, the Directors present at such executive session shall choose a Director to preside at such executive session. The Presiding Director’s additional responsibilities include: (1) being available to consult with the Chairperson and CEO about the concerns of the Board; and (2) being available to consult with any of the senior executives of the Company as to any concerns the executive might have.

The Chairperson, Chief Executive Officer or Committee Chairpersons may from time to time invite corporate officers, other employees and advisors to attend Board or committee meetings whenever deemed appropriate.

3. Meeting Dates, Agenda Items for Board and Committee Meetings

The Chairperson will schedule Board meeting dates and prepare the agenda for each Board meeting. Each Director is free to suggest the inclusion of items on the agenda. Each Director is free to raise, at any Board meeting, subjects that are not on the agenda for that meeting. A detailed agenda and, to the extent feasible, supporting documents and proposed resolutions will be provided to the Directors sufficiently in advance of each scheduled meeting to allow for a review of the materials prior to each Board meeting. Subject to any applicable notice requirements, Directors having items to suggest for inclusion on the agenda for future Board meetings should advise the Chairperson well in advance of such meetings.

The Chairperson of each committee, in consultation with the committee members, will determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee’s charter. The Chairperson of each committee, in consultation with the appropriate members of the committee and management, will develop the committee’s agenda for each meeting. A detailed agenda and, to the extent feasible, supporting documents and proposed resolutions will be provided to the committee members sufficiently in advance of each scheduled meeting to allow for a review of the materials prior to each committee meeting.

4. Director Compensation

Non-employee Directors shall receive reasonable compensation for their services as such. Directors who are employees of the Company or any of its subsidiaries shall receive no additional compensation for serving as Directors.

The form and amount of Director compensation will be determined by the Board of Directors following a review and recommendation by the Compensation Committee in accordance with the policies and principles set forth in its charter. The Compensation Committee will conduct an annual review of Director compensation. The Compensation Committee will consider that Directors’ independence may be jeopardized if Director compensation and perquisites exceed customary levels, levels established by stock exchange guidelines, if the Company makes substantial charitable contributions to organizations with which a Director is affiliated, or if the Company enters into consulting contracts with (or provides other indirect forms of compensation to) a Director or an organization with which the Director is affiliated.

Under no circumstances whatsoever will the Company make a personal loan to any Director or executive officer.

5. Director Orientation and Education

Management will provide new Directors with an initial orientation in order to familiarize them with their responsibilities as Directors under Delaware law and applicable stock exchange listing standards, and with the Company and its strategic plans, its significant financial, accounting and risk management issues, its compliance programs, its Business Ethics, Conflict of Interest and Confidentiality Policy and its senior management.

In order to facilitate the Directors’ fulfillment of their responsibilities regarding continuing education and to enhance each Director’s knowledge of the Company, the Company’s business operations and the latest developments in corporate governance, it is appropriate for management to provide Directors with the following:

•	Access to, or notice of, continuing educational programs that are designed to keep Directors abreast of the latest developments in corporate governance matters and critical issues relating to the operation of public company Boards.

•	Programs supplemental to the initial orientation to explain the Company’s business operations, including its technology, products and market position.

•	Material pertaining to (i) the Company’s industry and (ii) comparisons of the Company with its major competitors.

•	A legal review for the Board, at each regularly scheduled meeting, of (i) the status of major litigation, (ii) compliance with significant regulatory requirements affecting the Company and (iii) corporate governance matters.

6. Chief Executive Officer Evaluation and Management Succession

The Nominating and Governance Committee shall conduct an annual review of the Chief Executive Officer’s performance, as set forth in its charter. The Board of Directors shall review the Committee’s report in order to monitor the short-term and long-term effectiveness of the Chief Executive Officer.

The Nominating and Governance Committee should make an annual report to the Board on succession planning. The entire Board will work with the Nominating and Governance Committee to nominate and evaluate potential successors to the Chief Executive Officer. The Chief Executive Officer should at all times make available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.

7. Director Access to Officers and Employees

Directors have full and free access to officers and employees of the Company. Any meetings or contacts that a Director wishes to initiate may be arranged through the CEO or the Secretary or directly by the Director. The Directors will use their judgment to ensure that any such contact is not disruptive to the business operations of the Company and will, to the extent not inappropriate, copy the Chief Executive Officer on any written communications between a Director and an officer or employee of the Company.

8. Independent Advisors

The Board and each committee have the power to engage experts or advisors, including independent legal counsel, deemed appropriate by the Board or the committee, without prior consultation with or approval of any officer of the Company. The Company will provide for appropriate funding, as determined by the Board or committee, for payment of compensation to any such counsel, experts or advisors retained by the Board or a committee.

9. Limitation on Number of Boards

Directors may sit on a maximum of five (5) boards in addition to that of the Company. The Chief Executive Officer may sit on a maximum of two (2) additional boards. This limitation does not apply to board participation in recognized charitable organizations.

II. BOARD STRUCTURE

1. Size of the Board

The Company’s By-laws prescribe that the number of Directors of the Company which shall constitute the whole Board shall not be less than three nor more than ten. The exact number of Directors within such range shall be fixed from time to time by resolution of the Board.

2. Selection of Directors

Nominees for directorship will be recommended to the Board by the Nominating and Governance Committee in accordance with the policies and principles set forth in its charter. The invitation to join the Board should be extended by the Board itself, by the Chairperson of the Nominating and Governance Committee and the Chairperson of the Board.

The Board is responsible for nominating members to the Board and for filling vacancies on the Board that may occur between annual meetings of stockholders, in each case based upon the recommendation of the Nominating and Governance Committee.

3. Director Qualifications

A majority of the Board will meet the criteria for independence established by the applicable stock exchange listing standards. The Nominating and Governance Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of new Board members as well as the composition of the Board as a whole. This assessment will include members’ qualification as independent, as well as consideration of diversity, skills, and experience in the context of the needs of the Board.

The Nominating and Governance Committee will review Director independence standards established by the Board at least annually and recommended any appropriate changes to the Board for consideration.

4. Resignation from the Board

Any Director may resign at any time by giving notice in writing or by electronic transmission to the Chairperson of the Board, the President or the Secretary of the Company. Such resignation shall take effect upon receipt thereof or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

It is the sense of the Board that Directors who change the responsibility they held when they were elected to the Board should volunteer to resign from the Board. It is not the sense of the Board that in every instance the Directors who retire or change from the position they held when they joined on the Board should necessarily leave the Board. There should, however, be an opportunity for the Board through the Nominating and Governance Committee to review the continued appropriateness of Board membership under the circumstances.

5. Term Limits

The Board does not believe it should establish term limits. Term limits hold the disadvantage of losing the contribution of Directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole.

III. COMMITTEES OF THE BOARD

A substantial portion of the analysis and work of the Board is done by standing Board committees. The Board has established the following standing committees: Executive; Audit and Finance; Nominating and Governance and Compensation. The Board may, from time to time, establish or maintain additional committees as necessary or appropriate.

Committee members will be appointed by the Board upon recommendation of the Nominating and Governance Committee with consideration of the desires of individual Directors.

Each committee will have its own charter. The charters will set forth the purposes, goals and responsibilities of the committees as well as qualifications for committee membership, procedures for committee member appointment and removal, committee structure and operations and committee reporting to the Board.

The Board will have at all times an Audit and Finance Committee, a Nominating and Governance Committee and a Compensation Committee. All of the members of these committees will be independent Directors under the criteria established by the appropriate stock exchange standards. In addition, the members of the Audit and Finance Committee will also meet the independence requirements of the Securities and Exchange Commission and the experience requirements of the appropriate stock exchange guidelines.

IV. OTHER BOARD PRACTICES

1. Review of Roles and Responsibilities of Directors

The Chairperson of the Board will review with each Director on a periodic basis the performance of each Director’s duties as well as the role and responsibilities of each Director.

2. Board Interaction with Institutional Investors, Analysts, Media, Customers and Members of the Public

Except where directed by the Chief Executive Officer or the Chief Financial Officer of the Company, communications on behalf of the Company with the media, securities analysts, stockbrokers and investors must be made only by specifically designated representatives of the Company. If a Director receives any inquiry relating to the Company from the media, securities analysts, brokers or investors, including informal social contacts, he or she should decline to comment and ask them to call the Company’s Chief Executive Officer, Chief Financial Officer or Director of Communications.

3. Limitation of Liability

To the extent permitted by Delaware General Corporation Law, a Director will not be liable to the Company or its stockholders. Delaware law currently permits eliminating liability for monetary damages for breach of a Director’s fiduciary duty; it does not permit limiting liability for breach of a Director’s duty of loyalty to the Company or its stockholders of for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law.

4. Performance Evaluation of the Board

The Board of Directors will conduct an annual self-evaluation to determine whether it and its committees are functioning effectively. The Nominating and Governance Committee will receive comments from all Directors and report annually to the Board with an assessment of the Board’s performance. The assessment will be discussed with the full Board following the end of each fiscal year. The assessment will focus on the Board’s contribution to the Company and specifically focus on areas in which the Board or management believes that the Board could improve.

Appendix C

Charter of Viragen, Inc.’s Executive Committee of the Board of Directors

Purpose

The Executive Committee (the “Committee) is appointed by the Board of Directors (the “Board”) of Viragen, Inc. (the “Company”) to exercise the powers and authority of the Board and to direct the business and affairs of the Company in intervals between meetings of the Board.

Authority and Responsibilities

1.	The Committee shall have the authority to exercise all powers and authority of the Board, including without limitation the powers and authority enumerated in the Bylaws of the Company, excepting:

a.	Those matters which are expressly delegated to another committee of the Board;

b.	The adoption, amendment or repeal of any Bylaw of the Company;

c.	Matters, which, under the General Corporation Law of Delaware, the Company’s Certificate of Incorporation or Bylaws cannot be delegated by the Board to a committee of the Board; and

d.	The issuance of equity in the Company.

2.	The responsibilities of the Executive committee shall be as follows:

a.	Carry out requests from Board Committees or the Board itself, as specified under a majority vote of the Directors or members of a Committee and documented in writing.

b.	In the event of the absence or impractical convening of the Board of directors, act on behalf of the Board in assisting Company Management in reaching major business decisions that would otherwise be the responsibility of the Board, and at the request of Company Management.

c.	Provide occasional counsel to Company management, in the form of the President and CEO and the CFO, with respect to requests from same on business management in the normal course.

d.	Provide internal reviews of proposed and planned Management presentations, Company policies and procedures, and changes in the policies and procedures governing the day to day operations of the business.

e.	Periodically meet with the President and CEO and the CFO, and others as deemed necessary by same, to discuss the ongoing developments of the business and/or significant changes to the day to day plans and actions to keep the business under control.

C - 1

f.	The Executive Committee is expressly chartered to communicate with the President and CEO and the CFO on all business matters. It is important that the Executive Committee members make all necessary efforts to prevent the circumventing of authority of the Company’s most senior executives in all situations, with the exception of reporting plans and actions to the Board.

Membership

The Committee shall be comprised of at least three members who shall be appointed by the Board. The Chairperson of the Board shall be the Chairperson of the Committee.

Meetings

Except as otherwise required by the By-Laws or the Certificate of Incorporation of the Company, a majority of the members of the Committee shall constitute a quorum for the transaction of business and the act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Committee.

The Chairperson of the Committee shall be responsible for scheduling all meetings of the Committee and providing the Committee with a written agenda for each meeting. The Chairperson of the Committee shall preside at the meetings of the Committee. In the absence of the Chairperson of the Board, members of the committee present at a meeting shall appoint a member to preside at the meeting.

All actions of the Committee shall be reported to the Board at the next regular meeting of the Board. The Secretary or an appointed Assistant Secretary of the Company shall keep the minutes of the Committee, which shall be distributed to all Board members.

The Committee may adopt such other rules and regulations for calling and holding its meetings and for the transaction of business at such meetings as it necessary or desirable and not inconsistent with the provisions of the Bylaws or this Charter.

Miscellaneous

The Committee shall annually review and reassess the adequacy of this Charter and the composition of the Committee annually and recommend any proposed changes to the Board for approval.

The Committee shall annually review its own performance.

Nothing in this Charter shall be deemed to amend the provisions of the Bylaws with respect to this Committee or other committees of the Board absent a separate resolution of the Board expressly amending the Bylaws.

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---SAMPLE OF PROXY CARD FROM MELLON INVESTOR SERVICES---

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

VIRAGEN, INC.

The undersigned hereby appoints Carl N. Singer and Charles A. Rice, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact for the undersigned, and hereby authorizes them to represent and vote, as provided on the other side of this proxy card, all the shares of Viragen, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Viragen, Inc. to be held February 17, 2005 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued and to be marked, dated and signed on the other side)

Address Change/Comments

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS

1. To elect three directors to the board of directors, who will be classified as class A directors, to serve for a three-year term and until their successors have been duly elected and qualified.

Nominees:

01            Charles A. Rice

02            Robert C. Salisbury

03            Charles J. Simons

    ☐    FOR all nominees listed

    ☐    WITHHELD for all nominees listed

Withheld for the nominees you list below: (Write that nominee’s name in the space below.)

________________________________________________

2. To ratify the appointment of Ernst & Young LLP, as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2005, to serve at the pleasure of the Board of Directors.

☐    FOR             ☐    AGAINST            ☐    ABSTAIN

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

Signature ________________________________ Signature _______________________________ Date_________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

You Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

YOUR VOTE IS IMPORTANT! — YOU CAN VOTE IN ONE OF THREE WAYS:

1. TO VOTE BY INTERNET:	http://www.proxyvoting.com/vra
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

2. TO VOTE BY TELEPHONE:	1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

OR

3. VOTE BY MAIL:	Mark, sign and date your proxy card and return it promptly in the enclosed postage-paid envelope.

IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,

YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

You can view the Annual Report and Proxy Statement on the internet at www.viragen.com

THANK YOU FOR VOTING.